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                                                                    EXHIBIT 3.17


                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION
    Form 3     1. The name of the corporation is:(Set out in BLOCK CAPITAL
   Business       LETTERS) Denomination sociale actuella de la societe
 Corporations     (ecrire en LETTRES MAJUSCULES SEULEMENT):
     Act
                  CAST HOUSE TECHNOLOGY LTD.
   Formule 3
  Loi sur les
  societe par
    actions

               2. The name of the corporation is changed to (if applicable) (Set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (s'il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT):

                  NOVELIS CAST HOUSE TECHNOLOGY LTD.

               3. Date of incorporation/amalgamation:
                  Date de la constitution ou de la fusion:

                                   1990-10-02
                  --------------------------------------------------------------
                               (Year, Month, Day)
                              (annee, mois, jour)

               4. Complete only if there is a change in the number of directors or the minimum/ maximum number of directors. Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change.

                  Number of directors is/are: or minimum and maximum number of directors is/are:
                  Nombre d'administrateurs: ou minimum et maximum d'administrateurs:

                  Number                      or minimum and maximum
                  Nombre                      ou minimum et maximum

               5. The articles of the corporation are amended as follows:
                  Les statuts de la societe sont modifies de la facon suivante:

                  To change the name of the Corporation to NOVELIS CAST HOUSE TECHNOLOGY LTD.



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6. The amendment has been duly authorized as required by sections 168 and 170
   (as applicable) of the Business Corporations Act.

   La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

                                  2004-Dec-31
--------------------------------------------------------------------------------
                               (Year, Month, Day)
                              (annee, mois, jour)

These articles are signed in duplicate.
Les presents statuts sont signes en double exemplaire



                           CAST HOUSE TECHNOLOGY LTD.
--------------------------------------------------------------------------------
             (Name of Corporation) (If the name is to be changed by
                      these articles set out current name)
  (Denomination sociale de la societe) (Si l'on demande un changement de nom, indiquer ci-dessus la denomination sociale actuelle).

By:
Par:

     /s/ Eileen Burns Lerum                                  Secretary
---------------------------------                  -----------------------------
          (Signature)                                 (Description of Office)
          (Signature)                                         Fonction